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                                                                    EXHIBIT 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTS

We hereby consent to the inclusion in this Registration Statement on Amendment No. 4 to Form SB-2 and the prospectuses included therein of our report dated March 5, 1996 on our audit of the financial statements of 1-A Enterprises. We also consent to the reference to our firm under the caption "Experts".


/s/ Robison, Hill & Co.
Robison, Hill & Co.
Certified Public Accountants


Salt Lake City, Utah
October 31, 1996